UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2006

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	0-31248	36-2554642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

3100 Sanders Road
Northbrook, Illinois		60062
(Address of Principal Executive Offices)		Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2006, the Registrant’s Board of Directors adopted a resolution, effective immediately, to amend certain articles of the Registrant’s bylaws and to restate the bylaws.  The substantive changes to the bylaws are as follows:

Article I, Section 1 was amended to reduce the authorized number of directors to a range of eleven to sixteen directors and include a provision to reflect Section 5/131/20(b) of the Illinois Insurance Code;

Article I, Section 11 was amended to change the quorum to a majority of the Board for the transaction of business by the Board;

Article III, Section 1 was amended to change the place, date and hour of the annual meeting of the shareholders;

Article VI, Section 1(F) was amended to exclude indemnification for actions, suits or proceedings initiated by a Covered Person unless the Board authorizes such actions, suits or proceedings;

Article VI, Sections 2(A) and 2 (B) were amended to clarify that excise taxes or penalties assessed with respect to an employee benefit plan or trust are included as items for which indemnification is provided;

Article VI, Section 3 was amended so that the undertaking for an advance will provide that the advance must be repaid only if it is ultimately determined that the Covered Person is not entitled to be indemnified by the Registrant and with respect to Employee Indemnitees the advance is conditioned on the General Counsel not disapproving the counsel selected by the Employee Indemnitee; and

Article VI, Section 6(A)(iii) was amended to provide that the future repeal or amendment of the indemnification statute or bylaws will not negatively affect preexisting rights, while modifications that provide broader rights to Covered Persons may be applicable.

A copy of the amended and restated bylaws is filed as Exhibit 3.1 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                        Financial Statements and Exhibits.

(d)                               Exhibits

Exhibit No.	Description

3.1	Allstate Life Insurance Company Amended and Restated Bylaws April 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By:	/s/ Mary J. McGinn
		Name:	Mary J. McGinn
		Title:	Vice President and
Assistant Secretary

Date: May 2, 2006